UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2017

BIOLIFE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Monte Villa Parkway, Bothell, WA	98021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 402-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Contribution Agreement

On December 31, 2016, BioLife Solutions, Inc. (the “Company”) entered into a Contribution Agreement (the “Contribution Agreement”) with Savsu Technologies, LLC, a Delaware limited liability company (“Savsu”) and biologistex CCM, LLC, a Delaware limited liability company (“biologistex”). The closing of the transactions contemplated by the Contribution Agreement occurred on December 31, 2016 (the “Closing Date”), simultaneously with the entrance into the Contribution Agreement.

Biologistex is a joint venture entered into by the Company and Savsu on or about September 29, 2014 for the purpose of acquiring, developing, maintaining, owning, operating, leasing and selling an integrated platform of a cloud-based information service and precision thermal shipping products based on Savsu’s next generation EVO smart container shipment platform. Prior to the Closing Date, biologistex was owned 52% by the Company and 48% by Savsu.

Pursuant to the Contribution Agreement, Savsu contributed certain of its patent and trademark rights, personal property and related contracts to biologistex in exchange for the issuance from biologistex to Savsu of an additional 7% membership interest in biologistex, so that upon the closing thereunder, Savsu owned 55% of biologistex and the Company owned 45% of biologistex. Other than liabilities for obligations to be performed pursuant to the contracts which were contributed to biologistex by Savsu, biologistex did not assume any liabilities of Savsu in connection with the Contribution Agreement.

In connection with the Contribution Agreement, the Company (i) contributed to biologistex as a capital contribution outstanding loans owed by biologistex to the Company in the aggregate amount of $6,694,247 and (ii) transferred to Savsu certain inventory that it previously purchased from Savsu in exchange the cancellation of any outstanding obligations that the Company owed to Savsu in connection with such inventory purchases, which inventory was then contributed by Savsu to biologistex. The Contribution Agreement also terminated any requirement which the Company may have had to purchase any inventory from Savsu or contribute any inventory to biologistex.

In addition, pursuant to the Contribution Agreement, the Company agreed that it will transfer to Savsu (i) on the first anniversary of the Closing Date, 11.11% of its membership interest in biologistex owned as of the Closing Date, such that on the first anniversary of the Closing Date the Company will own 40% of biologistex (assuming that there are no other issuances or transfers of biologistex equity interests after the Closing Date), and (ii) on the second anniversary of the Closing Date, 33.33% of its membership interest in biologistex owned as of the Closing Date, such that on the first anniversary of the Closing Date the Company will own 25% of biologistex (assuming that there are no other issuances or transfers of biologistex equity interests after the Closing Date). However, if certain liquidity events, such as change in control or initial public offering, occur with respect to biologistex between the second anniversary and third anniversary of the Closing Date, Savsu will pay to the Company an amount of the net proceeds therefrom as if the Company had only transferred to Savsu on the second anniversary of the Closing Date an amount of membership interests in biologistex equal to 11.11% of the Company’s membership interest in biologistex owned as of the Closing Date, such that the Company would be treated for such purposes as if it owned 35% of biologistex (assuming that there are no other issuances or transfers of biologistex equity interests after the Closing Date).

Amended and Restated Biologistex Operating Agreement

In connection with the Contribution Agreement, on the Closing Date, the Company, Savsu and biologistex entered into an Amended and Restated Operating Agreement of biologistex (the “Amended JV Operating Agreement”), amending and restating the limited liability company operating agreement of biologistex initially entered into by such parties on September 29, 2014. The Amended JV Operating Agreement provides that as of the Closing Date, biologistex’s membership interests are owned 45% by the Company and 55% by Savsu.

Pursuant to the Amended JV Operating Agreement, biologistex will be managed by a three member management committee, initially consisting of Dana Barnard and Bruce McCormick, both designated by Savsu, and Michael Rice, designated by the Company (the “Management Committee”). Certain fundamental actions by the Management Committee require approval of members holding at least 60% of the membership interests of biologistex (including both Savsu and the Company). Biologistex’s membership interests are also subject to transfer restrictions in the Amended JV Operating Agreement, including drag-along and tag-along rights.

Services Agreement

In connection with the Contribution Agreement, on the Closing Date, the Company and biologistex entered into a Services Agreement (the “Services Agreement”) whereby the Company will provide certain sales and marketing services to biologistex in exchange for payment by biologistex to the Company of (i) a cash fee for the first year of the contract only, (ii) a commission (the “Commissions”), paid quarterly, equal to 20% of the gross revenues of biologistex from any customer account resulting from sales activity or a marketing lead generated by the Company (“BioLife Customer Revenue”), and (iii) reimbursement of pre-approved reasonable direct costs and expenses incurred by the Company by or on behalf of biologistex in connection with the services. After the third anniversary of the Closing Date, the Commissions will decrease to 10% of the BioLife Customer Revenue.

The Services Agreement continues until terminated by either party. The Services Agreement can be terminated (a) by mutual agreement, (b) beginning 90 days prior to the third anniversary of the Closing Date, by either party with 90 days’ notice, (c) by biologistex with 90 days’ notice if (i) there are certain changes to the management of the Company or its subsidiaries, (ii) the Company transfers all of its equity interests in biologistex or (iii) there is a change of control of the Company, (d) by the Company with 90 days’ notice if (i) Savsu transfers all of its equity interest in biologistex or (ii) there is a change of control of Savsu or (e) by either party (i) for a material breach of the Services Agreement by the other party that is not cured within 30 days or (ii) if the other party is subject to certain bankruptcy/insolvency events. If the Services Agreement is terminated by biologistex under items (b) or (c) of the preceding sentence, or by the Company under items (d) or (e) of the preceding sentence, the Company will be entitled to receive Commissions equal to 10% of the BioLife Customer Revenue during the 12 month period following such termination.

The foregoing summaries of the Contribution Agreement, the Amended JV Operating Agreement and the Services Agreement are qualified in their entirety by reference to the text of each agreement, copies of which will be attached as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Item 8.01	Other Events.

The Company issued a press release dated January 3, 2017 to announce the execution of the agreements described in Item 1.01 above. The press release is incorporated herein by reference and attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated January 3, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolife Solutions, Inc.

Date: January 3, 2017	By:	/s/ Michael Rice
Name: Michael Rice Title: Chief Executive Officer